ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Escrow Agreement") is dated as of April 15, 2008, among China Energy Recovery, Inc., a Delaware corporation ("Pubco"), Poise Profit International, Ltd., a company incorporated pursuant to the laws of the British Virgin Islands ("Priveco"), WU Qinghuan and ZHOU Jialing, the stockholders of Priveco (the "Stockholders"), and Corporate Stock Transfer, Inc. (the "Escrow Agent"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement, dated effective as of January 24, 2008 (the "Share Exchange Agreement").

RECITALS

WHEREAS, pursuant to the Share Exchange Agreement, the Stockholders exchanged all of the issued and outstanding shares of Priveco's capital stock for an aggregate of 41,514,179 shares of Pubco's common stock, $0.001 par value per share ("Common Stock"); and

WHEREAS, in accordance with the Share Exchange Agreement, the Stockholders are depositing with the Escrow Agent 3,558,358 shares of Common Stock pursuant to the Share Exchange Agreement (the "Escrow Shares").

NOW, THEREFORE, for and in consideration of the mutual covenants contained in the Share Exchange Agreement and herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Pubco, Priveco, the Stockholders and the Escrow Agent hereby agree as follows:

1.      Deposit of Escrow Shares. Upon the execution of this Escrow Agreement, the Stockholders will cause to be delivered to the Escrow Agent the Common Stock certificates representing the Escrow Shares, including stock powers duly endorsed in blank.

2.      Method of Disposition of Escrow Shares. The Escrow Agent will hold the Escrow Shares in its possession until authorized hereunder to deliver such Escrow Shares as follows:

(a)      In the event the HAIE Target is satisfied pursuant to the terms of the Share Exchange Agreement, to the Stockholders pro rata in the amounts proportionate to the number of shares set forth opposite each such Stockholder's name on Schedule 1 to the Share Exchange Agreement, within 10 days of receipt of a certificate in the form of Certificate I hereto; or

(b)      In the event the HAIE Target is not satisfied pursuant to the terms of the Share Exchange Agreement, to the investors in the Financing pro rata based on each investor's respective investment amount in the Financing, within 10 days of receipt of a certificate in the form of Certificate II hereto.

3.      Concerning the Escrow Agent.

(a)      The Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest the Escrow Shares.

(b)      This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any other agreement among the parties hereto except this Escrow Agreement.

(c)      The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Escrow Agreement.

(d)      The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

(e)      The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and, except for its own gross negligence or willful misconduct, the Escrow Agent shall not be liable for any action taken or omitted in accordance with such advice.

(f)      The Escrow Agent is serving as escrow holder only and has no interest in the Escrow Shares deposited hereunder. This Section 3(f) and Section 3(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

(g)      The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

(h)      The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i)      The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(j)      The Escrow Agent shall have no responsibility for the contents of any writing of the court or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k)      In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Shares until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Shares, or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which event the Escrow Agent shall disburse the Escrow Shares in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinions without further question.

(l)      Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

(i)      that it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

(ii)      that it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court located in Denver, Colorado, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 3(c) above.

(m)      Pubco, on the one hand, and the Stockholders, on the other hand, each agree to pay one-half of the Escrow Agent's fees for the services hereunder, which shall be an aggregate amount of $1,500. All reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel), shall be allocated equally between Pubco, on the one hand, and the Stockholders, on the other hand.

(n)      No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional materials) which mentions the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

4.      Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by facsimile or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or one business day after delivery to the overnight courier for next business day delivery. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

If to Pubco:

China Energy Recovery, Inc.
9440 Little Santa Monica Boulevard, Suite 401
Beverly Hills, California 90210
USA
Attention: Michael Kurdziel
Facsimile No.: 310-402-5932

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
USA
Attention: Adam J. Agron
Facsimile No.: 303-223-1111

If to the Stockholders:

WU Qinghuan
No. 984 Nan Jing Xi Road
Jing An District
Shanghai
China
Facsimile No.: [________________]

Zhou Jialing
No. 984 Nan Jing Xi Road
Jing An District
Shanghai
China
Facsimile No.: [________________]

with a copy to:

AllBright Law Offices
Citigroup Tower, 14th Floor
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Attention: Steve Zhu
Facsimile No.: 8621-6105-9100

If to the Escrow Agent:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South
Suite 430
Denver, Colorado 80209
USA
Attention: Carylyn Bell
Facsimile No.: 303-282-5800

5.      Waivers and Amendments. This Escrow Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by Pubco, the Stockholders and the Escrow Agent.

6.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.      Governing Law; Severability. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

8.      Assignment. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except by the express written agreement of the parties hereto. Any purported assignment of this Agreement shall be null, void and of no effect.

9.      Termination. This Escrow Agreement shall terminate upon the complete distribution of the Escrow Shares in accordance with the terms hereof.

10.     Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and assigns.

[Remainder of This Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PUBCO:

China Energy Recovery, Inc.

By:	/s/ Michael Kurdziel
Name: Michael Kurdziel
Title: Chief Executive Officer

PRIVECO:

Poise Profit International, Ltd.

By:	/s/ WU Qinghaun
Name: WU Qinghuan
Title: Director

STOCKHOLDERS:

/s/ WU Qinghuan
WU Qinghuan

/s/ ZHOU Jialing
ZHOU Jialing

ESCROW AGENT:

Corporate Stock Transfer, Inc.

By:	/s/ Carylyn Bell
Name: Carylyn Bell
Title: President

[signature page to Escrow Agreement]

CERTIFICATE I

CERTIFICATE

Reference is hereby made to the Escrow Agreement dated as of [April __, 2008] among China Energy Recovery, Inc., a Delaware corporation ("Pubco"), Poise Profit International, Ltd., a company incorporated pursuant to the laws of the British Virgin Islands ("Priveco"), WU Qinghuan and ZHOU Jialing, the stockholders of Priveco (the "Stockholders"), and Corporate Stock Transfer, Inc. (the "Escrow Agent"). Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Escrow Agreement or in the Share Exchange Agreement (as defined in the Escrow Agreement).

1.      Pubco and the Stockholders agree that HAIE High-Tech Engineering (Hong Kong) Co., Ltd. has generated: (i) gross revenue for the 12-month period ended December 31, 2008 of at least 150,000,000 China Yuan Renminbi, and (ii) a gross margin for the 12-month period ended December 31, 2008 of at least 30,000,000 China Yuan Renminbi, in each case as determined in accordance with GAAP and certified by Pubco's independent auditor in its report on the 2008 audited financial statements of Pubco.

2.      Pubco and the Stockholders hereby instruct the Escrow Agent to distribute the Escrow Shares to the Stockholders as follows:

1.      2,135,015 shares of Common Stock to WU Qinghuan; and

2.      1,423,343 shares of Common Stock to ZHOU Jialing.

IN WITNESS WHEREOF, Pubco and the Stockholders have executed this certificate as of ___________, 2009.

PUBCO:

China Energy Recovery, Inc.

By:
Name: Michael Kurdziel
Title: Chief Executive Officer

STOCKHOLDERS:

WU Qinghuan

ZHOU Jialing

CERTIFICATE II

CERTIFICATE

Reference is hereby made to the Escrow Agreement dated as of [April ___, 2008] among China Energy Recovery, Inc., a Delaware corporation ("Pubco"), Poise Profit International, Ltd., a company incorporated pursuant to the laws of the British Virgin Islands ("Priveco"), WU Qinghuan and ZHOU Jialing, the stockholders of Priveco (the "Stockholders"), and Corporate Stock Transfer, Inc. (the "Escrow Agent"). Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Escrow Agreement or in the Share Exchange Agreement (as defined in the Escrow Agreement).

1.      Pubco and the Stockholders agree that HAIE High-Tech Engineering (Hong Kong) Co., Ltd. has not generated: (i) gross revenue for the 12-month period ended December 31, 2008 of at least 150,000,000 China Yuan Renminbi, and (ii) a gross margin for the 12-month period ended December 31, 2008 of at least 30,000,000 China Yuan Renminbi, in each case as determined in accordance with GAAP and certified by Pubco's independent auditor in its report on the 2008 audited financial statements of Pubco.

2.      Pubco and the Stockholders hereby instruct the Escrow Agent to distribute the Escrow Shares, accompanied with stock powers duly endorsed in blank, to the investors in the Financing as follows:

1. ____ shares of Common Stock to [_____________________]

2. ____ shares of Common Stock to [_____________________]

3. ____ shares of Common Stock to [_____________________]

4. ____ shares of Common Stock to [_____________________]

IN WITNESS WHEREOF, Pubco and the Stockholders have executed this certificate as of ___________, 2009.

PUBCO:

China Energy Recovery, Inc.

By:
Name: Michael Kurdziel
Title: Chief Executive Officer

STOCKHOLDERS:

WU Qinghuan

ZHOU Jialing